Exhibit 77Q1 - AdditionalItems

Item 15
Foreign Sub-Custodian Network for BNY Mellon

Country	Legacy Mellon	City
Argentina	Citibank, N.A.	Buenos Aires
Australia	National Australia Bank Ltd	Melbourne
Austria	Bank Austria, Creditanstalt	Vienna
Bahrain	HSBC Bank Middle East, Limited	Manama
Bangladesh	Standard Chartered Bank	Dhaka
Belgium	Citibank International Plc	Amsterdam
Benin	Societe Generale de Banques en Cote D'ivoire	Abidjan
Bermuda	HSBC Bank Bermuda Limited	Hamilton
Botswana	Stanbic Bank Botswana Limited	Gaborone
Brazil	Citibank N.A.	Sao Paulo
Bulgaria	ING Bank N.V.	Sofia
Canada	CIBC Mellon Trust Co	Toronto
Cayman Islands	The Bank of New York Mellon	New York
Channel Islands	The Bank of New York Mellon	London
Chile	Banco Itau	Santiago
China-Shanghai	HSBC Bank (China) Company Limited	Shanghai
China- Shenzhen	HSBC Bank (China) Company Limited	Shenzhen
Colombia	Cititrust Colombia S.A.	Bogota
Costa Rica	Banco Nacional de Costa Rica	San Jose
Croatia	Privredna Banka Zagreb D.D.	Zagreb
Cyprus	BNP Paribas Securities Services, Athens	Athens
Czech Republic	ING Bank N.V.	Prague
Denmark	Danske Bank A/S	Copenhagen
Ecuador	Banco de la Produccion S.A.	Quito
Egypt	HSBC Bank Egypt SAE	Cairo
Estonia	Skandinaviska Enskilda Banken AB	Tallinn
Euromarkets	Clearstream Banking Luxembourg	Brussels
Euromarkets	Euroclear Bank	Brussels
Finland	Skandinaviska Enskilda Banken AB, Helsinki	Helsinki
France	BNP Paribas Securities Services	Paris
Germany	The Bank of New York Mellon SA/NV	Frankfurt am Main
Ghana	Stanbic Bank Ghana Ltd	Accra
Greece	BNP Paribas Securities Services, Athens	Athens
Guinea Bissau	Societe Generale de Banques en Cote D'ivoire	Abidjan
Hong Kong SAR	HSBC	Kowloon
Hungary	ING Bank N.V.	Budapest
Iceland	Islandsbanki hf	Reykjavik
India	Deutsche Bank (DB) Mumbai	Mumbai
Indonesia	HSBC	Jakarta
Ireland	The Bank of New York Mellon	London
Israel	Bank Hapoalim B.M.	Tel Aviv
Italy	Intesa Sanpaolo S.p.A.	Milan
Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Abidjan
Japan	Mizuho Corporate Bank / The Bank of Tokyo - Mitsubishi UFJ Ltd.	Tokyo
Jordan	HSBC Bank Middle East Limited _ Jordan Branch	Amman
Kazakhstan	The Hongkong and Shanghai Banking Corporation Limited Bank Kazakhstan	Almaty
Kenya	CFC Stanbic Bank Limited	Nairobi
Kuwait	HSBC Bank Middle East Limited _ Kuwait Branch	Safat
Latvia	Skandinaviska Enskilda Banken AB	Riga
Lebanon	HSBC Bank Middle East Limited	Beirut
Lithuania	Skandinaviska Enskilda Banken AB	Vilnius
Luxembourg	Euroclear	Brussels
Malaysia	HSBC Bank Malaysia Berhad	Kuala Lumpur
Mali	Societe Generale de Banques en Cote D'ivoire	Abidjan
Malta	HSBC Bank Malta Plc	Valletta
Mauritius	HSBC	Ebene
Mexico	Banco Nacional de México S.A. (Banamex S.A.)	Mexico City
Morocco	Citibank Maghreb	Casablanca
Namibia	Standard Bank Namibia Limited	Windhoek
Netherlands	The Bank of New York Mellon SA/NV	Amsterdam
New Zealand	National Australia Bank Ltd	Auckland
Niger	Societe Generale de Banques en Cote D'ivoire	Abidjan
Nigeria	Stanbic IBTC Plc Nigeria	Victoria Island, Lagos
Norway	DnB NOR BANK ASA	Oslo
Oman	HSBC	Ruwi
Pakistan	Deutsche Bank AG	Karachi
Palestinian Autonomous Area	HSBC Bank Middle East, Limited	Ramallah
Peru	Citibank del Perú	Lima
Philippines	HSBC	Manila
Poland	ING Bank Slaski S.A.	Warsaw
Portugal	Citibank International Plc, Sucursal em Portugal	Lisbon
Qatar	HSBC	Doha
Romania	ING Bank N.V.	Bucharest
Russia	ZAO Citibank Moscow	Moscow
Saudi Arabia	HSBC	Riyadh
Senegal	Societe Generale de Banques en Cote D'ivoire	Abidjan
Serbia	Bank Austria, Creditanstalt	Belgrade
Singapore	DBS Bank Ltd	Singapore
Slovak Republic	ING Bank N.V.	Bratislava
Slovenia	UniCredit Bank	Ljubljana
South Africa	Standard Bank of South Africa Limited	Johannesburg
South Korea	HSBC	Seoul
Spain	Banco Central Hispanoamericano (BCH)	Madrid
Sri Lanka	HSBC	Colombo
Swaziland	Standard Bank Swaziland Limited	Mbabane
Sweden	Skandinaviska Enskilda Banken AB	Stockholm
Switzerland	UBS AG	Zurich
Taiwan	Standard Chartered Bank	Taipei
Thailand	HSBC	Bangkok
Tunisia	Banque Internationale Arabe de Tunisie	Tunis
Turkey	Deutsche Bank A.S.	Istanbul
Ukraine	ING Bank Ukraine	Kiev
United Arab Emirates	HSBC	Dubai
United Kingdom	The Bank of New York Mellon	London
United States	The Bank of New York Mellon	New York
Uruguay	Banco Itaú Uruguay S.A.	Montevideo
Venezuela	Citibank, N.A., Caracas	Caracas
Vietnam	HSBC	Ho Chi Minh City
Zambia	Stanbic Bank Zambia Plc	Lusaka
Zimbabwe	Stanbic Bank of Zimbabwe Ltd	Harare